Exhibit 10.38

      AMENDMENT No. 8, dated November 5, 2008, to the Amended and Restated Employment Agreement, dated as of May 1, 1997, as heretofore amended (the "Agreement"), by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Company") and IRA B. LAMPERT (the "Executive").

     WHEREAS, the Company and the Executive desire to further amend the Agreement to avoid adverse tax consequences to the Executive under Section 409A of the Internal Revenue Code of 1986, as amended, with respect to his payments and entitlements under the Agreement; and

      WHEREAS, the Company and the Executive desire to further amend the Agreement to provide for the establishment of a rabbi trust upon the occurrence of certain events.

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Section 5 of the Agreement is hereby amended (x) to add the clause "and payable during the first two and one-half months following the close of the year to which the annual bonus relates" before the period in the first sentence of such section and (y) to substitute the words "during the first two and one-half months following" for the words "promptly after" in the second sentence of such section.

      2. Section 8 (a) is hereby amended to substitute the words "within 90 days of the termination of Executive's employment with the Company if such termination is due to his Disability" for the words "in the event that the Executive's employment with the Company is terminated due to his Disability" in clause (ii) of the second sentence of the section.

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      3. Section 8(b) of the Agreement is hereby amended to add the following new sentence at the end of such section:

            "Any payment under clause (ii) of this Section 8(b) shall be made in the year in which the Executive made such payment and, in any event, no later than March 15 of the following year."

      4. Section 9 of the Agreement is hereby amended to add the following new
Section 9(h) after Section 9(g) of the Agreement:

            "(h) The payments by the Company of reimbursements of business and other expenses provided for in this Section 9 (other than those provided in Section 9(f)) shall in all events be made on or before December 31 of the calendar year following the year in which the expense was incurred. The payment by the Company of amounts provided for in Section 9(f) shall in all events be made on or before December 31 of the calendar year following the year in which the Executive remits the taxes referred to in Section 9(f)."

      5. Section 10(a) of the Agreement is here by amended (x) to add the comma and words ", payable within 30 days after his death" at the end of each of clauses (i), (iii) and (iv) of such section before the semicolon and (y) to substitute the words "within 30 days" for the word "promptly" in clause (ii) of such section.

      6. Section 10(b) of the Agreement is hereby amended (x) to add the words "continued payment of his" before the word "Base" in clause (i) of such section,
(y) to substitute the words "within 30 days" for the word "promptly" in clause
(ii) of such section and (z) to insert the comma and words ", payable within 30 days following termination due to Disability" before the semi-colon in each of clauses (iii) and (iv) of such section.

      7. Section 10(c)(ii) of the Agreement is hereby amended (x) to add the words "continued payment of his" before the word "Base" in subclause (A) of such section and (y) to add the comma and words ", payable within 30 days following termination" before the semicolon in each of subclauses (A), (B) and (C) of such section.

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      8. Section 10(d) of the Agreement is hereby amended (x) to add the words
"continued payment of his" before the word "Base" and to add the words "and benefits" between the words "amounts provided" in clause (ii) of such section,
(y) to substitute the words "within 30 days" for the word "promptly" in clause
(iii) of such section and (y) to add the comma and words ", payable within 30 days following termination" before the semicolon in each of clauses (iv) and (v) of such section.

      9. Section 10(e) of the Agreement is hereby amended to delete the words "the salary continuation payments shall be paid in a lump sum without discount" in the first sentence of such section and substitute the following:

            ", if such Change in Control constitutes a change in ownership, change in effective control or change in ownership of a substantial portion of the assets of the Company under Regulation Section 1.409A
            - 3(i)(5) (collectively, a "409A Change in Control"), the salary continuation payments shall be paid in a lump sum within 15 days of the Change in Control without any discount."

      10. Section 10(e) of the Agreement is hereby also amended to add the following new sentence before the last sentence of such section;

            "Notwithstanding the immediate preceding sentence, unless the Change of Control constitutes a 409A Change in Control, the payment of any amount, entitlement or benefit referred to in the immediately preceding sentence shall not be accelerated."

      11. Section 10(g) of the Agreement is hereby amended (x) to add the words "continued payment of his" before the word "Base" and to add the words "and benefits" between the words "amounts provided" in clause (ii) of such section,
(y) to substitute the words "within 30 days" for the word "promptly" in clause
(iii) of such section and (y) to add the comma and words ", payable within 30 days following termination" before the semicolon in each of clauses (iv) and (v) of such section.

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      12. The Agreement is hereby amended to add the following new Section 31 after Section 30 of the Agreement:

            "31. Section 409A.

            "(a) It is the intention of the parties to this Agreement that no payment or entitlement pursuant to this Agreement will give rise to any adverse tax consequences to the Executive under Section 409A of the Code, and Department of Treasury regulations and other interpretive guidance issued thereunder, including any issued after the date hereof. This Agreement shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary.

            "(b) Notwithstanding any provision of this Agreement to the contrary, if, at the time of the Executive "separation from service" (as defined in Regulation Section 1.409A-1(h)) with the Company other than as a result of his death, he is a "specified employee" (as defined in Section 409A(a)(2)(B)(i) of the Code), and one or more of the payments or benefits received or to be received by the Executive pursuant to this Agreement would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under this Agreement until the earliest of (A) the date of which is six (6) months after his "separation from service" or (B) the date of his death. If any payment to the Executive is delayed for six-months pursuant to the foregoing sentence, such payment, together with interest at the rate equal to the Company's cost of capital, shall be made on the first business day following the expiration of the six-month period. In addition, if any provision of this Agreement would cause the Executive to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may in good faith reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Each payment made under this Agreement shall be designated as a "separate payment" within the meaning of Section 409A of the Code.

            "(c) If the payment of any amount to be received by the Executive pursuant to this Agreement is delayed pursuant to the provisions of
            Section 31(b) hereof (the "Delayed Payments"), the Company shall immediately establish a rabbi trust for the purpose of accumulating funds to satisfy the Company's obligations to make the Delayed Payments and shall contribute to the trust amounts equal to the amount of the Delayed Payment at the time or times such Delayed Payments would have been paid to the Executive if such Delayed Payments were not subject to the provision of Section 31(b). The Executive's rights to benefits pursuant this Section 31(c) shall be no greater than those of a general creditor of the Company. The Executive's benefits pursuant to this Section 31(c) may not be anticipated, assigned, alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution, or other legal or equitable process. Notwithstanding the foregoing, the Company shall not establish a rabbi trust or transfer assets to an established rabbi trust as provided under this Section 31(c) if such establishment of the

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            trust or transfer of assets would result in adverse tax consequences to the Executive under Section 409A(b)(2)."

      13. The amendments made hereunder shall be effective as of January 1, 2007.

      14. Except as amended hereby, the Agreement shall continue in full force and effect, without change.

      In WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                         CONCORD CAMERA CORP.

                                         By: /s/ Scott Lampert
                                             Scott Lampert, VP & General Counsel
                                             -----------------------------------

                                             /s/     Ira B. Lampert
                                             -----------------------------------
                                             Ira B. Lampert

Each of the undersigned hereby consents to the execution and delivery of the foregoing Amendment and acknowledges that its guaranty of the Company's obligations under the Agreement shall continue in full force and effect:

CONCORD-KEYSTONE SALES CORP.

By: /s/  Scott Lampert
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CONCORD CAMERA EUROPE LTD.

By: /s/  Blaine Robinson
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CONCORD CAMERA GMBH

By: /s/    Urs Stampfli
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CONCORD CAMERA HK LIMITED

By: /s/  Scott Lampert
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